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                                                                      EXHIBIT 17


      EVERY SHAREHOLDER'S VOTE IS IMPORTANT! PLEASE VOTE YOUR PROXY TODAY!


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
         VOTING BY TELEPHONE                      VOTING BY INTERNET                           VOTING BY MAIL

Follow these four easy steps:            Follow these six easy steps:              Follow these three easy steps:
1. Read the accompanying Proxy           1. Read the accompanying Proxy            1. Read the accompanying Proxy
   Statement and Proxy Card.                Statement and Proxy Card.                 Statement and Proxy Card.
2. Call the toll-free number             2. Go to the Web site                     2. Please mark, sign and date
   1-888-221-0697.                          www.aiminvestments.com.                   your Proxy Card.
3. Enter your Control Number listed      3. Click on the My Account tab.           3. Return the Proxy Card in the
   on the Proxy Card.                    4. Click on the 2003 Proxy Information       postage-paid envelope provided or
4. Follow the recorded instructions.        link.                                     return it to Proxy Tabulator, P.O.
                                         5. Follow the instructions provided.         Box 9123, Hingham, MA 02043-9723.
                                         6. Enter your Control Number listed on
                                            the Proxy Card.
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    DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET.

        -----------------------------------------------------------------
                CONTROL NUMBER FOR TELEPHONE OR INTERNET VOTING.
                   EACH PROXY CARD HAS ITS OWN CONTROL NUMBER.

                   ****CONTROL NUMBER: 999 999 999 999 99****
        -----------------------------------------------------------------

        -- Please fold and detach card at perforation before mailing. --


PROXY CARD                                                            PROXY CARD
             PROXY SOLICITED BY THE BOARD OF DIRECTORS (THE "BOARD")

                                       OF

                           INVESCO TAX-FREE MONEY FUND

                (A PORTFOLIO OF INVESCO MONEY MARKET FUNDS, INC.)

      PROXY FOR SPECIAL MEETING OF SHAREHOLDERS TO BE HELD OCTOBER 21, 2003

The undersigned hereby appoints Gary T. Crum and Robert H. Graham, and each of them separately, proxies with the power of substitution to each, and hereby authorizes them to represent and to vote, as designated below, at the Special Meeting of Shareholders on October 21, 2003, at 3:00 p.m., Central Time, and at any adjournment thereof, all of the shares of the fund which the undersigned would be entitled to vote if personally present. IF THIS PROXY IS SIGNED AND RETURNED WITH NO CHOICES INDICATED, THE SHARES WILL BE VOTED "FOR" THE APPROVAL OF EACH OTHER PROPOSAL AND "FOR" EACH NOMINEE.

                                        -- PROXY MUST BE SIGNED AND DATED BELOW.

                                        Dated                               2003
                                              -----------------------------


                                        ----------------------------------------
                                             Signature(s) (if held jointly)

                                        NOTE: PLEASE SIGN EXACTLY AS YOUR NAME
                                        APPEARS ON THIS PROXY CARD. All joint
                                        owners should sign. When signing as
                                        executor, administrator, attorney,
                                        trustee or guardian or as custodian for
                                        a minor, please give full title as such.
                                        If a corporation, please sign in full
                                        corporate name and indicate the signer's office. If a partner, please sign in the partnership name.

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         o Please fold and detach card at perforation before mailing. o

-- PLEASE FILL IN BOX AS SHOWN USING BLACK OR BLUE INK OR NUMBER 2 PENCIL. --
   PLEASE DO NOT USE FINE POINT PENS.

                                                                   PLEASE MARK
                                                               [X] VOTE AS IN
                                                                   THIS EXAMPLE.


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD. THE BOARD RECOMMENDS VOTING "FOR" THE APPROVAL OF THE PROPOSAL.

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
                                                                                           FOR          AGAINST         ABSTAIN
1.  To approve an Agreement and Plan of Reorganization under which all of the              [ ]            [ ]             [ ]
    assets of INVESCO Tax-Free Money Fund, an investment portfolio of INVESCO
    Money Market Funds, Inc. ("Company"), will be transferred to AIM Tax-Exempt
    Cash Fund ("Buying Fund"), an investment portfolio of AIM Tax-Exempt Funds
    ("Buyer"), Buying Fund will assume the liabilities of INVESCO Tax-Free Money
    Fund and Buyer will issue shares of each class of Buying Fund to shareholders of the corresponding class of shares of INVESCO Tax-Free Money
    Fund.

                                                                                                         WITHHOLD
                                                                                            FOR          AUTHORITY        FOR ALL
                                                                                            ALL       FOR ALL NOMINEES    EXCEPT
2.  To elect sixteen individuals to the Board of Company, each of whom will                 [ ]            [ ]             [ ]
    serve until his or her successor is elected and qualified:

01  Bob R. Baker       05 Albert R. Dowden     09 Robert H. Graham    13 Ruth H. Quigley
02  Frank S. Bayley    06 Edward K. Dunn, Jr.  10 Gerald J. Lewis     14 Louis S. Sklar
03  James T. Bunch     07 Jack M. Fields       11 Prema Mathai-Davis  15 Larry Soll, Ph.D.
04  Bruce L. Crockett  08 Carl Frischling      12 Lewis F. Pennock    16 Mark H. Williamson

    TO WITHHOLD YOUR VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "FOR ALL EXCEPT" BOX AND WRITE THE NOMINEE'S NUMBER(S) ON THE LINE PROVIDED.

    ----------------------------------------------------------------------------

                                                                                            FOR          AGAINST         ABSTAIN
3.  To approve a new Investment Advisory Agreement with A I M Advisors, Inc.                [ ]            [ ]             [ ]

4.  To approve an Agreement and Plan of Reorganization which provides for the               [ ]            [ ]             [ ]
    redomestication of Company as a Delaware statutory trust and, in connection therewith, the sale of all of Company's assets and the dissolution of
    Company as a Maryland corporation.

    IN THE DISCRETION OF SUCH PROXIES, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.
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